Exhibit 10.14

2014 Omnibus Incentive Plan
Nonqualified Stock Option Agreement

THIS OPTION AGREEMENT (this “Agreement”), dated as of [________]  (the “Date of Grant”), is made by and between National Bank Holdings Corporation, a Delaware corporation (“NBHC”), and [____________] (“Participant”).  Capitalized terms used herein without definition have the meanings ascribed to such terms in the National Bank Holdings Corporation 2014 Omnibus Incentive Plan (the “Plan”).

WHEREAS, NBHC has adopted the Plan pursuant to which Nonqualified Stock Options may be granted to purchase shares of Common Stock; and

WHEREAS, the Committee has determined that it would be in the best interests of NBHC and its shareholders to grant Participant Nonqualified Stock Options on the terms and subject to the conditions set forth in this Agreement and the Plan.

NOW, THEREFORE, in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1.	Grant of Option.
(a)

Grant.  NBHC hereby grants to Participant a Nonqualified Stock Option (the “Option” and any portion thereof, the “Options”) to purchase [______] shares of Common Stock (such shares of Common Stock, the “Shares”), on the terms and subject to the conditions set forth in this Agreement and as otherwise provided in the Plan.  The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(b)

Incorporation by Reference, Etc.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan.

2.	Option; Option Price.
(a)

Option Price.  The option price, being the price at which Participant shall be entitled to purchase the Shares upon the exercise of all or any of the Options, shall be $[_____] per Share (the “Option Price”).

(b)

Payment of the Option Price.  The Option may be exercised only by written notice, substantially in the form provided by NBHC, delivered in accordance with Section 11(d) and accompanied by payment of the Option Price.  The aggregate Option Price shall be payable in cash, or, to the extent permitted by the Committee, by any of the other methods permitted under Section 5(g) of the Plan.

3.

Vesting.    Except as may otherwise be provided herein, the Option shall become nonforfeitable (any Options that shall have become nonforfeitable pursuant to this Section 3, the “Vested Options”) and shall become exercisable according to the following provisions:

(a)

General Vesting.  (i) one-third of the Options (rounded down to the nearest whole Share, if applicable) shall become Vested Options and shall become exercisable on the [______________]; (ii) one-third of the Options (rounded down to the nearest whole Share, if applicable) shall become Vested Options and shall become exercisable on the [______________]; and (iii) the remaining Options shall become Vested Options and shall become exercisable on [______________],  in each case, subject to Participant not having incurred a Termination of Employment as of the applicable vesting date.

(b)

Vesting upon Retirement.   If Participant incurs a Termination of Employment due to Retirement (as defined below), the Options shall continue to vest and be exercisable according to the terms of this Agreement as though no Termination of Employment had occurred.  For the purposes of this Agreement, “Retirement” shall mean Participant’s voluntary resignation at a time when (i) Participant is at least 60 years of age and (ii) Participant has been employed by NBHC for no less than 10 years.  For the purposes of determining Participant’s eligibility for Retirement under this Agreement, if Participant was employed by a company or entity that NBHC acquired or that merged with NBHC, Participant’s employment with NBHC shall be deemed to have begun on the closing date of the transaction in which NBHC acquired or merged with such company or entity.

(c)

Vesting upon Death or Disability.   If Participant incurs a Termination of Employment due to death or Disability, or dies following Participant’s Termination of Employment due to Retirement, all Options that have not theretofore become Vested Options shall become Vested Options and be exercisable in accordance with Section 4.

(d)

Vesting Following a Change in Control.   If, in connection with a Change in Control, Participant is provided with a Replacement Award (as defined in Section 8) and within two years following such a Change in Control, Participant incurs a Termination of Employment without Cause or due to Participant’s resignation with Good Reason (as defined in Section 12), all of the Options (or other form of Replacement Award) that were not theretofore Vested Options shall become Vested Options (or otherwise vest as applicable to the Replacement Award) and shall be exercisable as of the date of such Termination of Employment.   The Option (or other form of Replacement Award) shall remain exercisable, if applicable, as provided in Section 4(b).   If no Replacement Award is provided in connection with a Change in Control, the outstanding Option shall vest and become exercisable in full in accordance with Section 8.

(e)

Other Termination of Employment.    If Participant incurs a Termination of Employment (i) that is not within two years following a Change in Control or (ii) for any reason other than Retirement, death or Disability, any Options that have not theretofore become Vested Options shall be forfeited by Participant without consideration.
4.	Termination.
(a)	The Options (to the extent not otherwise forfeited) shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earliest of:
(i)	the tenth anniversary of the Date of Grant;
(ii)	the first anniversary of Participant’s Termination of Employment in the case of a Termination of Employment due to death or Disability;
(iii)

the 90th day following Participant’s Termination of Employment in the case of a Termination of Employment by NBHC without Cause or a Termination of Employment due to Participant’s resignation for any reason; and

(iv)	the day of Participant’s Termination of Employment in the case of a Termination of Employment for Cause.
(b)

Notwithstanding the provisions of Section 4(a) to the contrary, in the event of Participant’s Termination of Employment for any reason (other than due to a Termination of Employment for Cause) during the two-year period following a Change in Control, the Option (or other form of Replacement Award, if applicable) shall remain outstanding and exercisable until the earlier of (i) the tenth anniversary of the Date of Grant and (ii) the fifth anniversary of such Termination of Employment.

5.

Compliance with Legal Requirements.    The grant and exercise of the Option and any other obligations of NBHC under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required.  The Committee, in its sole discretion, may postpone the issuance or delivery of the Shares as the Committee may consider appropriate, and may require Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

6.

Non-Transferability.    The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against NBHC, its Subsidiaries or Affiliates;  provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.  The Option and any Shares received upon exercise thereof shall be subject to the restrictions set forth in the Plan and this Agreement.

7.

Adjustment.    In the event of any event described in Section 3(h) of the Plan occurring after the Date of Grant, the adjustment provisions as provided for under Section 3(h) of the Plan shall apply to the Option.

8.

Change in Control.    Notwithstanding anything in the Plan or otherwise set forth in this Agreement to the contrary, upon the occurrence of a Change in Control, the Option, if outstanding, shall vest and become exercisable in full, except to the extent that another award meeting the requirements of this Section 8 is provided to Participant to replace the Option (any award meeting the requirements of this Section 8, a “Replacement Award”).   An award shall meet the conditions of this Section 8 (and hence qualify as a Replacement Award) if: (a) it is a stock option or stock appreciation right in respect of publicly traded equity securities of NBHC or the surviving corporation or the ultimate parent of the applicable entity following the Change in Control, (b) it has a value at least equal to the value of the Option as of the date of the Change in Control (other than in respect of customary fractional rounding of share amounts and exercise price), (c) it contains terms relating to vesting and exercisability (including with respect to Termination of Employment) that are substantially identical to those of the Option, and (d) its other terms and conditions are not less favorable to Participant than the terms and conditions of the Option (including provisions that apply in the event of a subsequent Change in Control) as of the date of the Change in Control.  Without limiting the generality of the foregoing, a Replacement Award may take the form of a continuation of the Option if the requirements of the preceding sentence are satisfied.  The determination of whether the conditions of this Section 8 are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion.

9.

Tax Withholding.  As a condition to exercising the Option, in whole or in part, Participant will pay to NBHC, or, to the extent permitted by the Committee, make provisions satisfactory to NBHC for payment of, any federal, state or local tax in respect of the exercise or the transfer of the Shares pursuant to Section 14(d) of the Plan.

10.

Forfeiture.   Participant agrees that, notwithstanding any other provision of any agreement to which he or she is subject with NBHC or NBH Bank (collectively, the “Company”), and in addition to and not in contravention of any clawback provision or policy applicable to Participant as in effect from time to time (including any clawback policies or provisions implemented pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws):

(a)

If the Company is required to prepare an accounting restatement due to material noncompliance of the Company as a result of Participant’s misconduct in connection with any financial reporting requirement under the federal securities laws, Participant shall reimburse the Company for all amounts received under this Agreement from the Company during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission (whichever first occurs) of the financial document embodying such financial reporting requirement, and any amounts received with respect to, or amounts realized upon, the exercise of Options or the subsequent sale of the underlying Shares that were issued upon the exercise of the Options or the cancellation of the Options during that 12-month period;

(b)

If the Committee shall determine that Participant has engaged in a serious breach of conduct, the Committee may terminate this Agreement, cancel all Options and/or require Participant to repay gain realized on the exercise of Options; and

(c)

If Participant is found guilty of misconduct by any judicial or administrative authority in connection with any (i) formal investigation by the Securities and Exchange Commission or (ii) other federal or state regulatory investigation, then the Committee may terminate this Agreement, require Participant to forfeit Options and/or may require the repayment of any gain realized on the exercise of any Options without regard to the timing of the determination of misconduct in relation to the timing of the exercise of the Option.

The foregoing provisions of this Section 10 shall cease to apply following a Change in Control, except as otherwise required by applicable law.

11.	Miscellaneous.
(a)

Confidentiality of this Agreement.  Participant agrees to keep confidential the terms of this Agreement, unless and until such terms have been disclosed publicly other than through a breach by Participant of this covenant.  This provision does not prohibit Participant from providing this information on a confidential and privileged basis to Participant’s attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law.

(b)

Restrictive Covenant.  The grant and vesting of the Options pursuant to this Agreement shall be in partial consideration and subject to Participant’s continued compliance with any restrictive covenants set forth in an Individual Agreement.

(c)

Waiver and Amendment.  The Committee may waive any conditions or rights under, or amend any terms of, this Agreement and the Option granted hereunder; provided that any such waiver or amendment that would impair the rights of any Participant or any holder or beneficiary of any Option heretofore granted shall not to that extent be effective without the consent of Participant.  No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages.  No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(d)

Notices.  All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, facsimile, courier service or personal delivery:

if to NBHC to:
National Bank Holdings Corporation
7800 East Orchard Road, Suite 300
Greenwood Village, CO 80111

Facsimile:  (855) 576-3479
Attention:  Legal Department

if to Participant:  at the address last on the records of NBHC.

All such notices, demands and other communications shall be deemed to have been duly given (i) when delivered by hand, if personally delivered; (ii) when delivered by courier, if delivered by commercial courier service; (iii) five business days after being deposited in the mail, postage prepaid, if mailed; and (iv) when receipt is mechanically acknowledged, if by facsimile.

(e)

Severability.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f)

No Rights to Service.  Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of NBHC or its Affiliates or shall interfere with or restrict in any way the right of NBHC or its Affiliates, which is hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.

(g)

Beneficiary.  Participant may file with NBHC a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, change or revoke such designation by filing a new designation with NBHC.  The last such designation received by NBHC shall be controlling; provided,  however, that no designation, or change or revocation thereof, shall be effective unless received by NBHC prior to Participant’s death, and in no event shall it be effective as of a date prior to such receipt.  If no beneficiary designation is filed by Participant, the beneficiary shall be deemed to be his or her spouse or, if Participant is unmarried at the time of death, his or her estate.

(h)

Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of NBHC, its successors and assigns, and of Participant and the beneficiaries, executors, administrators, heirs and successors of Participant.

(i)

Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations with respect thereto.

(j)

Bound by the Plan.  By signing this Agreement, Participant acknowledges that he or she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(k)

Governing Law.  This Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware.
(l)

Headings.  The headings of the Sections of this Agreement are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(m)	Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.
12.	Certain Definitions and Administration.
(a)

Termination for Cause.   Unless otherwise provided under the termination with “cause” provisions of an Individual Agreement, to invoke a termination for Cause, NBHC must provide written notice to Participant of the existence of such grounds within 30 days following NBHC’s knowledge of the existence of such grounds, specifying in reasonable detail the grounds constituting Cause, and, with respect to the grounds enumerated in clauses (A), (C), (D) and (E) of the definition of Cause in the Plan, Participant shall have 30 days following receipt of such written notice during which he or she may remedy the ground if such ground is reasonably subject to cure as determined by NBHC.

(b)

“Good Reason” shall have the meaning given to such term in an Individual Agreement, or if there is no such Individual Agreement or if it does not define Good Reason then Good Reason shall mean the occurrence of the following, in the absence of Participant’s written consent:

(i)	a material diminution in Participant’s annual base salary from that in effect immediately prior to a Change in Control; or
(ii)

the assignment to Participant of any duties materially inconsistent with Participant’s positions (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by NBHC that results in a material diminution in such positions, authority, duties or responsibilities, in each case, from those in effect immediately prior to a Change in Control; or

provided that, in each case, (A) Participant provides written notice to NBHC of the existence of one or more of the conditions described in clauses (i) through (ii) above within 30 days following Participant’s knowledge of the initial existence of such condition or conditions, specifying in reasonable detail the conditions constituting Good Reason; (B) NBHC and its Affiliates fail to cure such event or condition within 30 days following the receipt of such notice; and (C) Participant incurs a Termination of Employment within 30 days following the expiration of such cure period.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

NATIONAL BANK HOLDINGS CORPORATION

By:  ____________________________________
Name:
Title:

By:  ____________________________________
Name:
Title:

PARTICIPANT

_______________________________________

[Participant]

[Signature Page to Nonqualified Stock Option Agreement]